Exhibit 15(b)

April 30, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 30, 2012 on our review of condensed consolidated interim financial information of Tucson Electric Power Company (the "Company") for the three month periods ended March 31, 2012 and 2011 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2012, is incorporated by reference in its Registration Statement on Form S-3 dated November 1, 2011 (No. 333-159244-01).

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP